UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:

This Form 8-K/A amends the Current Report on Form 8-K filed by Averion International Corp on November 6, 2007 (the “original filing”), for the purpose of providing the additional unaudited financial information described in Item 9.01 hereof and included as Exhibits 99.1, 99.2, and 99.3 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited financial statements  of Hesperion AG as of and for the fiscal years ending December 31, 2006, and 2005, and the unaudited financials as of and for the nine months ended  September 30, 2007, are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated in their entirety herein by reference. Information regarding the audited consolidated financial results for the first full year of operations of the combined companies is included in Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 30, 2009.  The cost of performing an audit and receiving the related audit opinion on these financial statements from an independent registered public accounting firm on the Hesperion AG financial statements for the fiscal years ended December 31, 2005, and 2006 was not practicable or economically justified under the circumstances in connection with the timing of this filing on Form 8-K/A.

(b) Pro forma financial information.

The unaudited pro forma financial information for the nine months ended  September 30, 2007 and 2006 and for the twelve months ended December 31, 2006, are attached hereto as Exhibit 99.3 and are incorporated in their entirety by reference.

(d)Exhibits  —  The following exhibits are filed with this amended report on Form 8-K/A

1.                                       99.1         Unaudited financial statements of Hesperion AG as of and for the fiscal years ended December 31, 2006 and 2005

2.                                       99.2         Unaudited financial statements of Hesperion AG for the period ended September 30, 2007 and 2006.

3.                                       99.3         Unaudited pro forma condensed combined financial information as of September 30, 2007 and for the nine months                                                 ended September 30, 2007 and for the twelve months ended December 31, 2006, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Chief Financial Officer

Dated: May 6, 2009